Exhibit 99.1

Wrap Announces the Appointment of New CFO Chris DeAlmeida

TEMPE, Arizona – July 25, 2022 – Wrap Technologies, Inc. (Nasdaq: WRAP) (the “Company”), a global leader in innovative public safety technologies and services, today announced the appointment of Chris DeAlmeida to be the company’s new Chief Financial Officer (CFO). Chris replaces Jim Barnes, who is retiring as CFO.

“We are excited to have Chris join the executive leadership team at Wrap as we are making key decisions on our future strategic roadmap,” commented Wrap CEO, TJ Kennedy. “Chris brings significant CFO experience as well as Financial Planning and Analysis, Strategic Planning, SEC Compliance, Capital Markets, M & A, Accounting, and Investor Relations experience to our team at Wrap. He has improved profit margins while diversifying and growing other businesses. He has completed over 15 buy side M&A transactions.”

Chris joins Wrap from his current role as Chief Financial Officer at Encore where he successfully completed two acquisitions and developed advanced reporting and forecasting tools to help drive the growth of this $60M start up. Earlier in his career, Chris was the Chief Financial Officer for six years and held such titles as Treasurer, and Executive Vice President for Orion Group Holdings (NYSE: ORN).

“I am excited to join the team at Wrap and be a part of the future growth of a company that plays such an important role in providing innovative tools and virtual reality training to public safety professionals around the world,” said Wrap CFO Chris DeAlmeida.

We want to thank Jim Barnes for his years of service at Wrap as CFO, his support throughout this transition and wish him the best in his retirement. Jim will continue to be available as a consultant to the company.

About Wrap
Wrap Technologies (Nasdaq: WRAP) is a global leader in innovative public safety technologies and services. Wrap develops creative solutions to complex issues and empowers public safety officials to protect and serve their communities through its portfolio of advanced technology and training solutions.

Wrap’s BolaWrap® Remote Restraint device is a patented, hand-held pre-escalation and apprehension tool that discharges a Kevlar® tether to temporarily restrain uncooperative suspects and persons in crisis from a distance. Through its many field uses and growing adoption by agencies across the globe, BolaWrap is proving to be an effective tool to help law enforcement safely detain persons without injury or the need to use higher levels of force.

Wrap Reality, the Company’s virtual reality training system, is a fully immersive training simulator and comprehensive public safety training platform providing first responders with the discipline and practice in methods of de-escalation, conflict resolution, and use-of-force to better perform in the field.

Wrap’s headquarters are in Tempe, Arizona. For more information, please visit wrap.com.

Connect with Wrap:
Wrap on Facebook
Wrap on Twitter
Wrap on LinkedIn

Trademark Information

BolaWrap, Wrap and Wrap Reality are trademarks of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: statements regarding the Company’s overall business; total addressable market; and, expectations regarding future sales and expenses. Words such as “expect,” “anticipate,” “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful implement training programs for the use of its products; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to develop sales for its new product solution; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for counties outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contact:
Paul M. Manley

VP – Investor Relations

(612) 834-1804

pmanley@wrap.com

Media Contact: media@wrap.com